For Immediate Release

Wednesday, April 18, 2001

Contact: David G. Ratz, Chief Administrative Officer
                  (740) 286-3283

Oak Hill Financial Reports First Quarter 2001 Results

Jackson, Ohio -- Oak Hill Financial, Inc. (Nasdaq NMS: OAKF) today reported net earnings for the three months ended March 31, 2001 of $1,767,000, or $.35 per diluted share, which exceeded analysts' consensus estimate of $.32 per share (source: I/B/E/S as reported by nasdaq.com). The first quarter 2001 earnings compare to the $1,765,000, or $.33 per diluted share, in earnings that the company recorded for the quarter ended March 31, 2000.

Oak Hill Financial's total assets increased 18.0% over the prior year, ending the first quarter of 2001 at $723.3 million as compared to $612.8 million at March 31, 2000. Net loans at March 31, 2001 were $614.4 million, up 17.0% from March 31, 2000.

In reviewing the first quarter, Oak Hill Financial President and CEO John D. Kidd said, "We expected an upturn in earnings this year, and we are very pleased to report that we beat our own expectations for the first quarter. Last year, higher funding costs put a lot of pressure on the net interest margin and that hit earnings, particularly in the second half. With the steps we have taken internally and the lower interest rate environment, we saw a strong rebound in earnings in the first quarter. We are especially pleased that all of our affiliates - Oak Hill Banks, Towne Bank, and Action Finance - met or exceeded their earnings goals for the quarter."

Looking forward, Kidd added, "We expect the upward trend in earnings to continue. Due to timing differences in the repricing of our assets and liabilities, we have not yet realized the full benefit of the decline in interest rates. The net interest margin should continue to improve in the second quarter as more of our higher-cost liabilities reprice downward. Combined, the stronger margin and our continued growth should drive earnings higher."

Key Issue Review and Outlook

Net Interest Margin - Net interest margin for the first quarter was 3.99%, an increase from the 3.87% posted in the fourth quarter of 2000 and consistent with management's previously announced estimate that the margin would be at or above 3.95% for the first quarter. During the quarter, management made a concerted effort to restructure the company's funding as liabilities mature. Part of this effort has involved converting indexed deposit liabilities totaling approximately $70 million from quarterly to monthly repricing to more closely match the company's large portfolio of immediately adjustable loans. Also, the company has in excess of $220 million of time deposits maturing in the second and third quarters. With continued favorable repricing of both indexed and maturing time deposits expected through at least the third quarter, management believes that the margin will continue to improve. Prior to the change in interest rates announced by the Federal Reserve earlier today, management was anticipating that the net interest margin for the second quarter would be at or above 4.08%. However, the impact of today's rate change has not been fully evaluated and could materially impact this projection.

Stock Repurchase - On April 11, 2000, Oak Hill Financial announced its intention to repurchase approximately 320,000 of its outstanding shares. The program, which was originally authorized through December 31, 2000, was extended by the company until June 30, 2001 or until the entire amount of shares authorized was repurchased, whichever was earlier. The buyback was completed in the first quarter, with a total of 326,620 shares repurchased over the course of the program.

Operating Expenses - Non-interest expense was 2.53% of average assets for the first quarter of 2001, as compared to 2.51% for the first quarter of 2000. Management now anticipates that the non-interest expense ratio for the entire year 2001 will range from 2.35% to 2.45%.

Non-Interest Income - Non-interest income, excluding gain on sale of loans, was $736,000 in the first quarter, an increase of 31.4% over the first quarter of 2000. The growth in non-interest income continues to result from increases in certain fees and charges, aggressive collection of existing service charges, and cross-sales of additional fee-producing services. In the next quarter, the company will be introducing new and expanded fee-producing commercial banking products to meet market demands and generate additional fee income.

Gain on Sale of Loans - The company's gain on sale of loans from secondary market mortgage origination increased 124.6% in the first quarter of 2001 as compared to the first quarter of 2000. Traditionally a strength for the company, the gain on sale of loans reached a nadir in 2000 as higher mortgage rates effectively quashed the demand for refinancings, and the company's mortgage origination efforts were redirected to adjustable-rate portfolio loans. The lower interest rate environment that emerged in the first quarter of 2001 has created the opportunity for the company to again focus its efforts on fixed-rate mortgage origination, with the result being a significant increase in secondary market lending. Demand for mortgages remains strong in the company's market areas, and management believes that it has the resources and experienced personnel in place to take advantage of increased demand for refinancings and other fixed-rate mortgage loans. As a result, management expects continued increases in the gain on sale of loans.

Asset Quality - The nonperforming loans/total loans and nonperforming assets/total assets ratios at the end of the first quarter were 0.82% and 0.72%, respectively, which is an increase over the prior quarter. Of the nonperforming loan ratio, a borrower with three commercial real estate loans represents approximately 0.25% of the total. These loans are currently in foreclosure, and management believes that the potential loss, if any, on these loans will be less than $300,000. Of the remaining nonperforming loans, a single commercial real estate loan that is also in foreclosure accounts for another 0.23% of the nonperforming loan ratio. Management believes that the company is very well-secured on this loan, and no charge-off or write-down is expected. Net charge-offs (non-annualized) in the first quarter were 0.02% of total loans, as compared to 0.06% in the fourth quarter of 2000. To mitigate potential loan losses, including those on the first nonperforming loan mentioned above, the company took a loan loss provision in the first quarter of 2001 sufficient to increase the allowance for losses on loans from 1.19% at December 31, 2000 to 1.22% at March 31, 2001. In light of industry-wide concerns about credit quality in the current economic environment, management intends to maintain the allowance at or above 1.20% throughout the year, with appropriate adjustments to be made should any further changes in credit quality occur.

Overall Strategy - Oak Hill Financial will continue to pursue adjustable-rate commercial loans, commercial real estate loans and residential mortgage loans; fixed-rate residential mortgage loans for sale in the secondary market; and consumer loans. Consistent with earlier announcements, management still believes that commercial and commercial real estate loans hold the greatest potential for growth and margin improvement within its bank subsidiaries, and the company's emphasis will be on these products.

Asset/Loan Growth - As previously released, the company's objectives for 2001 call for approximately 12% growth in loans and assets. Growth in loans and assets from December 31, 2000 to March 31, 2001 was 3.4% and 4.2% (non-annualized), respectively. As the company has traditionally achieved its highest loan growth in the second through fourth quarters, management believes that the 12% target can be met or exceeded while still improving credit quality and achieving the company's net interest margin and earnings objectives.

Expansion - During the first quarter, the company's Action Finance subsidiary opened new consumer finance offices in Circleville and Gallipolis, Ohio. No further Action Finance offices are planned in 2001. On April 2, the Oak Hill Banks subsidiary opened a full-service branch banking office in Logan, Ohio. The decision to pursue the Logan branch was driven by the success of the bank's loan production office in that community. In the second quarter, Oak Hill Banks expects to relocate its successful loan production office in Franklin County, Ohio from the suburban community of Groveport to a new facility currently under construction in downtown Columbus. Oak Hill Banks is also evaluating locations for a new loan production office to be opened later in 2001.

Estimates - Management has reiterated its previously released estimate that earnings per share for 2001 will be in the range of $1.40 to $1.50 per share. Earnings per share for the second quarter of 2001 are expected to be in the range of $0.36 to $0.38.
                                  Page 2 of 10

Oak Hill Financial is a community bank holding company headquartered in Jackson, Ohio. Its subsidiaries, Oak Hill Banks, Towne Bank, and Action Finance Company, operate 24 full-service banking offices, two bank loan production offices, and six consumer finance offices in 15 counties across southern Ohio.

         Forward-Looking Statements Disclosure

This release contains certain forward-looking statements related to the future performance and condition of Oak Hill Financial, Inc. These statements, which are subject to numerous risks and uncertainties, are presented in good faith based on the company's current condition and management's understanding, expectations, and assumptions regarding its future prospects as of the date of this release. Actual results could differ materially from those projected or implied by the statements contained herein. The factors that could affect the company's future results are set forth in the periodic reports and registration statements filed by the company with the Securities and Exchange Commission.

                            Oak Hill Financial, Inc.
                          April 18, 2001 Press Release

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION
                      (in thousands, except per share data)


                                                                                                        At or for the
                                                                                               three months ended March 31,
                                                                                             2001                         2000
                                                                                                         (unaudited)
SUMMARY  OF  FINANCIAL  CONDITION

Total assets                                                                             $723,289                     $612,751
Interest-bearing deposits
    and federal funds sold                                                                  5,880                        2,412
Investment securities                                                                      69,627                       54,686
Loans receivable -- net                                                                   614,414                      524,897
Deposits                                                                                  581,938                      497,055
Federal Home Loan Bank
    advances and other borrowings                                                          86,200                       63,581
Stockholders' equity                                                                       50,597                       48,984


SUMMARY  OF  OPERATIONS

Interest income                                                                            15,135                       12,402
Interest expense                                                                            8,423                        6,242
                                                                                        ---------                    ---------
    Net interest income                                                                     6,712                        6,160

Provision for losses on loans                                                                 567                          360
                                                                                       ----------                   ----------

    Net interest income after
    provision for losses on loans                                                           6,145                        5,800

Gain on sale of loans                                                                         137                           61
Other non-interest income                                                                     736                          560
General, administrative and other                                                           4,383                        3,771
                                                                                        ---------                    ---------

    Earnings before federal income taxes                                                    2,635                        2,650

Federal income taxes                                                                          868                          885
                                                                                       ----------                     --------

Net earnings                                                                           $    1,767                   $    1,765
                                                                                        =========                    =========

                            Oak Hill Financial, Inc.
                          April 18, 2001 Press Release

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION
                      (in thousands, except per share data)


                                                                                                     At or for the
                                                                                               three months ended March 31,
                                                                                             2001                         2000
                                                                                                         (unaudited)
PER  SHARE  INFORMATION

Basic earnings per share (1)                                                              $  0.35                       $ 0.33
                                                                                           ======                        =====
Diluted earnings per share (1)                                                            $  0.35                       $ 0.33
                                                                                           ======                        =====
Dividends per share (1)                                                                   $  0.11                       $ 0.10
                                                                                           ======                        =====
Book value per share                                                                       $10.03                       $ 9.18
                                                                                            =====                        =====


OTHER  STATISTICAL  AND  OPERATING  DATA (2)

Return on average assets                                                                      1.02%                        1.18%
Return on average equity                                                                     14.15%                       14.67%
Net interest margin                                                                           3.99%                        4.24%
General, administrative and other expense to average assets                                   2.53%                        2.51%
Total allowance for losses on loans
    to nonperforming loans                                                                  149.80%                      159.59%
Total allowance for losses on loans
    to total loans                                                                            1.22%                        1.17%
Nonperforming loans to total loans                                                            0.82%                        0.73%
Nonperforming assets to total assets                                                          0.72%                        0.67%
Net charge-offs to average loans (actual for period)                                          0.02%                        0.07%
Net charge-offs to average loans (annualized)                                                 0.10%                        0.27%
Equity to assets at period end                                                                7.00%                        7.99%
Dividend payout ratio                                                                        31.43%                       30.24%


(1) Based on 5,090,761 and 5,331,888 weighted-average shares outstanding for the three month period ended March 31, 2001 and 2000, respectively.

(2) Annualized where appropriate.

                            Oak Hill Financial, Inc.
                          April 18, 2001 Press Release

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION
                      (in thousands, except per share data)


                                                                                                     At or for the
                                                                                               three months ended March 31,
                                                                                             2001                         2000
                                                                                                         (unaudited)
SUPPLEMENTAL DETAIL

BALANCE SHEET - ASSETS

Cash and cash equivalents                                                                  18,351                       12,408
Trading account securities                                                                     -                            -
Securities available for sale                                                              64,680                       54,686
Held to maturity securities                                                                 4,947                           -
Other securities                                                                            5,070                        4,423
Total securities                                                                           74,697                       59,109
Total cash and securities                                                                  93,048                       71,517
Loans and leases held for investment (1)                                                  619,572                      530,063
Loans and leases held for sale (1)                                                          1,489                           -
Total loans and leases (1)                                                                621,061                      530,063
Reserve for losses on loans                                                                 7,618                        6,196
Goodwill                                                                                      241                          275
Other intangibles                                                                              -                            -
Total intangible assets                                                                       241                          275
Mortgage servicing rights                                                                     971                        1,030
Purchased credit card relationships                                                            -                            -
Other real estate owned                                                                       102                          249
Other assets                                                                               15,484                       15,813
Total assets                                                                              723,289                      612,751

BALANCE SHEET - LIABILITIES

Deposits                                                                                  581,938                      497,055
Borrowings                                                                                 81,200                       58,581
Other liabilities                                                                           4,554                        3,131
Total liabilities                                                                         667,692                      558,767
Redeemable preferred stock                                                                     -                            -
Trust preferred securities                                                                  5,000                        5,000
Minority interest                                                                              -                            -
Other mezzanine level items                                                                    -                            -
Total mezzanine level items                                                                 5,000                        5,000
Total liabilities and mezzanine                                                           672,692                      563,767



 (1) Data is net of discount, gross of reserve.

                            Oak Hill Financial, Inc.
                          April 18, 2001 Press Release

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION
                      (in thousands, except per share data)


                                                                                                         At or for the
                                                                                               three months ended March 31,
                                                                                             2001                         2000
                                                                                                         (unaudited)

SUPPLEMENTAL DETAIL (CONTINUED)

BALANCE SHEET - EQUITY

Preferred equity                                                                               -                            -
Common equity                                                                              50,597                       48,984
MEMO ITEM: Net unrealized gain (loss) on
     securities held for sale (FASB 115 adjustment)                                           379                       (1,721)
EOP shares outstanding (1)                                                              5,043,044                     5,337,10
Options outstanding                                                                       703,063                      606,876
Treasury shares held by company                                                           377,520                       50,900


Repurchase plan announced?                                               Completed during quarter                           No
# of shares repurchased in plan                                                           326,620                          N/A
# of shares repurchased during period                                                      73,050                          N/A
Average price of repurchased shares                                                        $14.11                          N/A

INCOME STATEMENT

Interest income                                                                            15,135                       12,402
Interest expense                                                                            8,423                        6,242
Net interest income                                                                         6,712                        6,160
Net interest income (FTE)                                                                   6,770                        6,189
Provision for loan losses                                                                     567                          360
Nonrecurring income                                                                            -                          -
Nonrecurring expense                                                                           -                            -
Trading account income                                                                         -                            -
Foreign exchange income                                                                        -                            -
Trust revenue                                                                                  -                            -
Service charges on deposits                                                                   461                          300
Gain on sale of loans                                                                         137                           61
Gain (loss) on investment securities transactions                                              (4)                          -
Other noninterest income                                                                      279                          260
Total noninterest income                                                                      873                          621


 (1) Excludes treasury shares.

                            Oak Hill Financial, Inc.
                          April 18, 2001 Press Release

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION
                      (in thousands, except per share data)


                                                                                                      At or for the
                                                                                               three months ended March 31,
                                                                                             2001                         2000
                                                                                                         (unaudited)
SUPPLEMENTAL DETAIL (CONTINUED)

INCOME STATEMENT (CONTINUED)

Employee compensation and benefits expense                                                  2,726                        2,196
Occupancy and equipment expense                                                               512                          465
Foreclosed property expense                                                                    -                            -
Amortization of intangibles                                                                     8                            8
Other general, administrative and other expense                                             1,137                        1,102
Total noninterest expense                                                                   4,383                        3,771
Net income before taxes                                                                     2,635                        2,650
Tax provision                                                                                 868                          885
Net income before extraordinary items                                                       1,767                        1,765
Extraordinary and after-tax items                                                              -                            -
Net income                                                                                  1,767                        1,765

CHARGEOFFS

Loan chargeoffs                                                                               243                          396
Recoveries on loans                                                                            98                           46
Net loan chargeoffs                                                                           145                          350

AVERAGE BALANCE SHEET

Average loans and leases                                                                  613,365                      521,676
Average other earning assets                                                               69,626                       62,750
Average total earning assets                                                              682,991                      584,426
Average total assets                                                                      702,778                      603,945
Average total time deposits                                                               375,135                      318,099
Average other interest-bearing deposits                                                   148,073                      129,526
Average total interest-bearing deposits                                                   523,208                      447,625
Average borrowings                                                                         80,804                       58,997
Average interest-bearing liabilities                                                      604,012                      506,622
Average preferred equity                                                                       -                            -
Average common equity                                                                      50,672                       48,380

                            Oak Hill Financial, Inc.
                          April 18, 2001 Press Release

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION
                      (in thousands, except per share data)


                                                                                                         At or for the
                                                                                               three months ended March 31,
                                                                                             2001                         2000
                                                                                                         (unaudited)
SUPPLEMENTAL DETAIL (CONTINUED)

ASSET QUALITY AND OTHER DATA

Nonaccrual loans                                                                            4,751                        3,221
Renegotiated loans                                                                             -                            -
Other real estate owned                                                                       102                          249
Total nonperforming assets                                                                  4,853                        3,470
Loans 90+ days past due and still accruing                                                    334                          651
NPAs plus loans over 90 days delinquent                                                     5,187                        4,121

ADDITIONAL DATA

1-4 Family mortgage loans serviced for others                                             119,206                      116,614
Proprietary mutual fund balances                                                               -                            -
Held to maturity securities (fair value)                                                    4,912                           -
EOP employees (FTE)                                                                           292                          261
Total number of full-service banking offices                                                   24                           22
Total number of bank and thrift subsidiaries                                                    2                            2
Total number of ATMs                                                                           25                           19

LOANS RECEIVABLE

Real estate                                                                               233,373                      226,099
Commercial real estate                                                                    216,104                      158,746
Commercial and other                                                                       83,155                       67,322
Consumer                                                                                   89,184                       78,986
Credit cards                                                                                1,429                        1,356
                                                                                        ---------                    ---------
     Loans - gross                                                                        623,245                      532,509
Unearned interest                                                                          (2,184)                      (2,446)
                                                                                        ---------                    ---------
     Loans - net of unearned interest                                                     621,061                      530,063
                                                                                          -------                      -------
Reserve for loan losses                                                                    (7,618)                      (6,196)
                                                                                        ---------                    ---------
     Loans - net(1)                                                                       613,443                      523,867
                                                                                          =======                      =======





(1) Does not include mortgage servicing assets.

                            Oak Hill Financial, Inc.
                          April 18, 2001 Press Release

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION
                      (in thousands, except per share data)


                                                                                                      At or for the
                                                                                               three months ended March 31,
                                                                                             2001                         2000
                                                                                                         (unaudited)

SUPPLEMENTAL DETAIL (CONTINUED)

DEPOSITS

Non-interest bearing                                                                       44,179                       51,975
Core interest bearing                                                                     416,492                      356,420
Non-core interest bearing                                                                 121,287                       88,660
                                                                                          -------                       ------
     Total deposits                                                                       581,958                      497,055
                                                                                          =======                      =======


Yield/average earning assets                                                                 8.99%                       8.54%
Cost/average earning assets                                                                  5.00%                       4.30%

     Net interest margin                                                                     3.99%                       4.24%
